Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Wendy Croker First Vice President, Shareholder Relations (914) 771-3214

HUDSON VALLEY HOLDING CORP

TO PRESENT AT MACQUARIE FINANCIALS CONFERENCE

Yonkers, NY, June 5, 2012…Hudson Valley Holding Corp. (NYSE: HVB), parent of Hudson Valley Bank, announced plans to participate in the 2012 Macquarie Financials Conference in New York City, as detailed below. Hudson Valley’s President and Chief Executive Officer, Stephen R. Brown will be meeting with institutional investors at the conference.

2012 Macquarie Financials Conference

Monday, June 11, 2012

The Waldorf-Astoria Hotel in New York City.

The presentation to be used at the conference is available at the Company’s web-site www.hudsonvalleybank.com.

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About Hudson Valley Holding Corp: Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank (“Hudson Valley”). Hudson Valley Bank is a Westchester based Bank with more than $2.8 billion in assets, serving the metropolitan area with 36 branches located in Westchester, Rockland, the Bronx, Manhattan and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. Hudson Valley specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. Hudson Valley Holding Corp.’s common stock is traded on the NYSE under the ticker symbol “HVB” and is included in the Russell 3000® Index. Additional information on Hudson Valley Bank can be obtained on their web-site at www.hudsonvalleybank.com